Coya Therapeutics Provides a Corporate Update and Reports Fiscal 2023 Financial Results

Houston, TX, March 19, 2024 -- Coya Therapeutics, Inc. (Nasdaq: COYA) (“Coya” or the “Company”), a clinical-stage biotechnology company developing biologics intended to enhance regulatory T cell (Treg) function, provides a corporate update and announces its financial results for the year ended December 31, 2023.

2023 Corporate Highlights

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Closed IPO in January 2023 for net proceeds of $14.1 million
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Reached agreement in March 2023 with Dr. Reddy’s Laboratories, Ltd. (Dr. Reddy’s) to in-license an Abatacept (CTLA4-Ig) biosimilar candidate for the development of COYA 302
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Presented positive results in March 2023 from a proof-of-concept academic clinical study in patients with Amyotrophic Lateral Sclerosis (ALS) demonstrating that patients administered a combination of low dose interleukin-2 (LD IL-2) and CTLA4-Ig exhibited no progression on the ALSFRS-R Rating Scale at 24 weeks and showed minimal decline at 48 weeks. COYA 302 is Coya’s combination of its proprietary LD IL-2 formulation with the immunomodulatory drug CTLA4-Ig.
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Presented positive results in May 2023 from an open-label, proof-of-concept academic clinical study in patients with Alzheimer’s disease (AD) that demonstrated LD IL-2 administration resulted in a statistically significant improvement vs. baseline in cognitive function after four mounts of treatment, as measured by the Mini Mental Status Exam (MMSE) rating scale, and no decline vs. baseline, as measured by the Clinical Dementia Rating Scale (CDR-SB) and the Alzheimer’s Disease Assessment Scale Cognitive Subscale (ADAS-Cog). COYA 301 is Coya’s proprietary LD IL-2 formulation.
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Investigator-initiated Ph. 2 study of LD IL-2 in patients with AD completed in October 2023
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Entered into an exclusive collaboration for the development and commercialization of COYA 302 with Dr. Reddy’s in December 2023 for the treatment of ALS in U.S., Canada, the EU, and the U.K. – Coya to receive up to $733 million in upfront and milestone payments plus low-to-mid teens product royalties
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Successfully closed a private placement in December 2023 that generated net proceeds of $24.0 million
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Strengthened the management team with appointments of Arun Swaminathan, Ph.D. as Chief Business Officer in March 2023, Dr. Michelle Frazier as Senior Vice President of Regulatory Affairs in June 2023, and Dr. Fred Grossman as President and Chief Medical Officer in July 2023

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Welcomed Dieter Weinand and Wilbur L. Ross, former U.S. Secretary of Commerce, to the Board of Directors in August 2023 and December 2023, respectively

Additional Recent Corporate Highlights

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Announced successful pre-IND and Type C meetings with FDA in January 2024 to advance the development of COYA 302 for the treatment of ALS - IND expected to be filed in 1H 2024 followed by initiation of Ph. 2 trial with COYA 302 in ALS
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Expanded pipeline of COYA 302 in January 2024 beyond ALS to also include Frontotemporal Dementia (FD), with an IND planned in 2H24, and Parkinson’s disease (PD), with animal data in PD to be released in 2H24
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Expanded patent estate surrounding next-generation immune modulatory biologics in February 2024 through a license from the University of Nebraska Medical Center to cover multiple LD IL-2 combinations, including those with Granulocyte-Macrophage Colony Stimulating Factor (GM-CSF)
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Expanded pipeline of COYA 302 in February 2024 to include AD – COYA 302 to now be explored in four neurodegenerative diseases (ALS, PD, FTD, and AD) – Coya to leverage data from the Ph. 2 LD IL-2 study in AD to inform on strategy and next steps for COYA 302 in AD
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Presented data in March 2024 on immune system and Regulatory T Cell (Treg) contribution in Frontotemporal Dementia (FTD) patients at the AD/PD 2024 Conference
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Presented novel biomarker data in March 2024 documenting serum levels of a biomarker (4-HNE) that strongly correlate with rate of progression and survival in patients with ALS at the Society of Neuroimmune Pharmacology conference. Coya has filed intellectual property on multiple uses of 4-HNE in ALS.

“We believe that we have under-promised and over-delivered in executing on numerous deliverables in 2023 that have brought value to Coya,” commented Howard Berman, Ph.D., Chief Executive Officer of Coya. “The year began with the closing of our IPO and ended with a pivotal commercialization deal with Dr. Reddy’s for our lead drug candidate COYA 302 in ALS and an equity offering that together provide a meaningful cash runway into 2026, along with significant financial upside from additional future milestone payments and royalties upon commercialization in ALS.

“Our clinical evidence to date, much of which was presented in 2023 in various forums and is the basis of our path forward with COYA 302, points to combination biologics with our LD IL-2 as a potential next-generation therapeutic approach to treat complex immune pathways in neurodegenerative diseases. We see very similar disease pathways in ALS, FTD, PD, and AD and believe the restoration of regulatory T cells, or Tregs, while simultaneously inhibiting other inflammatory cell types, may be a meaningful approach to ultimately help millions of patients who suffer from these debilitating diseases that have very few, if any, proven treatment options. Similar to the historical treatment progression seen in oncology and viral disease indications, combination therapy may offer unique opportunities to treat complex, multi-pathway diseases in the neurodegenerative world.

“The results from our proof-of-concept trial in ALS patients demonstrated that LD IL-2 + CTLA4-Ig was able to essentially stop the signs of disease progression at 24 weeks (as measured by the ALSFRS-R Rating Scale) and meaningfully slow progression at 48 weeks in a population that normally deteriorates at a fairly steady rate with each passing month. We anticipate filing the IND for COYA 302 in 2Q24 and subsequently initiating our Ph. 2 trial in ALS to substantiate these initial findings. Topline data from this trial is expected in 2025.

“We also expanded COYA 302 into PD, FTD, and AD, given our research and clinical findings in a proof-of-concept trial that showed LD IL-2 was able to improve cognitive function in AD patients after four months of treatment. While this monotherapy data is clearly intriguing, we believe that treating PD, FTD, and AD patients with our combination therapy of COYA 302, our LD IL-2 and the immunomodulatory CTLA4-Ig, may offer an even better approach in these patient populations, given what we believe are similar underlying multiple, complex pathways. In fall of 2023, we completed enrollment of a Ph. 2 investigator initiated trial evaluating LD IL-2 in AD. The results from that trial, expected during summer of 2024, are expected to serve as the basis for the design of a future trial with COYA 302 in AD patients.

“Additionally, we anticipate filing an IND in the second half of 2024 to evaluate COYA 302 in patients with FTD and initiating that trial shortly thereafter. Topline data from this Ph. 2 trial in FTD is expected in 2025.

“Thus, one can see why we now refer to COYA 302 as a ‘Pipeline in a Product.’ ALS is our lead indication, but many other larger neurodegenerative patient populations also stand to benefit given the common disease pathways involved. As we release additional clinical data and biomarker data across these numerous neurodegenerative diseases in 2024 and execute on the clinical milestones I have mentioned, we hope it becomes clear why we believe in our science and our clinical and regulatory pathways," concluded Berman.

Financial Results

As of December 31, 2023, Coya had cash and cash equivalents of $32.6 million and received an additional $7.5 million in January from Dr. Reddy’s as an upfront payment as part of the COYA 302 licensing arrangement.

Research and development (R&D) expenses were $5.5 million for the year ended December 31, 2023, compared to $4.4 million for the year ended December 31, 2022. The change was primarily due to a $2.2 million increase in our preclinical expenses and a $0.5 million increase in internal research and development expenses, partially offset by a $1.4 million decrease in costs attributable to our sponsored research agreement with Houston Methodist Hospital and a $0.3 million decrease in costs for our clinical product candidate.

General and administrative expenses were $7.8 million for the year ended December 31, 2023, and $4.8 million for the year ended December 31, 2022, a change of approximately $3.0 million. The increase was primarily due to an increase in personnel related expenses arising from increases in employee headcount and an increase in our professional fees and consulting fees as we expanded our operations to support our research and development efforts.

Net loss was $8.0 million for the year ended December 31, 2023, compared to net loss of $12.2 million for the year ended December 31, 2022.

About Coya Therapeutics, Inc.

Headquartered in Houston, TX, Coya Therapeutics, Inc. (Nasdaq: COYA) is a clinical-stage biotechnology company developing proprietary treatments focused on the biology and potential therapeutic advantages of regulatory T cells (“Tregs”) to target systemic inflammation and neuroinflammation. Dysfunctional Tregs underlie numerous conditions, including neurodegenerative, metabolic, and autoimmune diseases, and this cellular dysfunction may lead to sustained inflammation and oxidative stress resulting in lack of homeostasis of the immune system.

Coya’s investigational product candidate pipeline leverages multiple therapeutic modalities aimed at restoring the anti-inflammatory and immunomodulatory functions of Tregs. Coya’s therapeutic platforms include Treg-enhancing biologics, Treg-derived exosomes, and autologous Treg cell therapy.

COYA 302 – the Company’s lead biologic investigational product or "Pipeline in a Product" – is a proprietary combination of COYA 301 (Coya’s proprietary LD IL-2) and CTLA4-Ig for subcutaneous administration with a unique dual mechanism of action that is now being developed for the treatment of Amyotrophic Lateral Sclerosis, Frontotemporal Dementia, Parkinson’s Disease, and Alzheimer’s Disease. Its multi-targeted approach enhances the number and anti-inflammatory function of Tregs and simultaneously lowers the expression of activated microglia and the secretion of pro-inflammatory mediators. This synergistic mechanism may lead to the re-establishment of immune balance and amelioration of inflammation in a sustained and durable manner that may not be achieved by either low-dose IL-2 or CTLA4-Ig alone.

For more information about Coya, please visit www.coyatherapeutics.com

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements other than statements of historical fact contained in this presentation, including information concerning our current and future financial performance, business plans and objectives, current and future clinical and preclinical development activities, timing and success of our ongoing and planned clinical trials and related data, the timing of announcements, updates and results of our clinical trials and related data, our ability to obtain and maintain regulatory approval, the potential therapeutic benefits and economic value of our product candidates, competitive position, industry environment and potential market opportunities. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements.

Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors including, but not limited to, those related to risks associated with the impact of COVID-19; the success, cost and timing of our product candidate development activities and ongoing and planned clinical trials; our plans to develop and commercialize targeted therapeutics; the progress of patient enrollment and dosing in our preclinical or clinical trials; the ability of our product candidates to achieve applicable endpoints in the clinical trials; the safety profile of our product candidates; the potential for data from our clinical trials to support a marketing application, as well as the timing of these events; our ability to obtain funding for our operations; development and commercialization of our product candidates; the timing of and our ability to obtain and maintain regulatory approvals; the rate and degree of market acceptance and clinical utility of our product candidates; the size and growth potential of the markets for our product candidates, and our ability to serve those markets; our commercialization, marketing and manufacturing capabilities and strategy; future agreements with third parties in connection with the commercialization of our product candidates; our expectations regarding our ability to obtain and maintain intellectual property protection; our dependence on third party manufacturers; the success of competing therapies or products that are or may become available; our ability to attract and retain key scientific or management personnel; our ability to identify additional product candidates with significant commercial potential consistent with our commercial objectives; ; and our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Although our management believes that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or will occur. We undertake no obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contact
David Snyder
david@coyatherapeutics.com

CORE IR
Bret Shapiro
brets@coreir.com

561-479-8566

Media Contact
Jessica Starman
media@coyatherapeutics.com

BALANCE SHEETS

(Audited)

	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$32,626,768	$5,933,702
Collaboration receivable	7,500,000	-
Prepaids and other current assets	1,069,557	1,251,264
Total current assets	41,196,325	7,184,966
Fixed assets, net	65,949	93,310
Deferred financing costs	-	1,117,290
Total assets	$41,262,274	$8,395,566

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$1,155,656	$1,815,270
Accrued expenses	2,973,215	2,008,361
Deferred collaboration revenue	923,109	-
Total current liabilities	5,051,980	3,823,631
Deferred collaboration revenue	574,685	-
Convertible promissory notes	-	12,965,480
Total liabilities	5,626,665	16,789,111

Commitments and contingencies (Note 7)

Stockholders' equity (deficit):
Series A convertible preferred stock, $0.0001 par value: 10,000,000 shares authorized, none and 7,500,713 issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	-	8,793,637
Common stock, $0.0001 par value; 200,000,000 shares authorized; 14,405,325 and 2,590,197 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	1,441	259
Additional paid-in capital	61,501,801	681,106
Subscription receivable	(11,250)	-
Accumulated deficit	(25,856,383)	(17,868,547)
Total stockholders' equity (deficit)	35,635,609	(8,393,545)
Total liabilities and stockholders' equity (deficit)	$41,262,274	$8,395,566

STATEMENTS OF OPERATIONS

(Audited)

	Years Ended December 31,
	2023	2022
Collaboration revenue	$6,002,206	$-
Operating expenses:
Research and development	5,501,527	4,412,498
In-process research and development	543,186	525,000
General and administrative	7,833,481	4,847,080
Depreciation	27,361	27,361
Total operating expenses	13,905,555	9,811,939
Loss from operations	(7,903,349)	(9,811,939)
Other income:
Change in fair value of convertible promissory notes	-	(2,496,510)
Other income, net	639,365	63,673
Pre-tax loss	(7,263,984)	(12,244,776)
Income tax expense	(723,852)	-
Net loss	$(7,987,836)	$(12,244,776)

Share information:
Net loss per share of common stock, basic and diluted	$(0.79)	$(4.73)
Weighted-average shares of common stock outstanding, basic and diluted	10,163,850	2,590,173

STATEMENTS OF CASH FLOWS

(Audited)

	Years Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(7,987,836)	$(12,244,776)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	27,361	27,361
Change in fair value of convertible promissory notes	-	2,496,510
Stock-based compensation, including the issuance of restricted stock	872,248	207,346
Debt issuance costs	-	997,367
Acquired in-process research and development assets	543,186	525,000
Changes in operating assets and liabilities:
Collaboration receivable	(7,500,000)	-
Prepaids and other current assets	181,707	(920,002)
Accounts payable	298,816	845,284
Accrued expenses	877,913	826,556
Deferred collaboration revenue	1,497,794	-
Net cash used in operating activities	(11,188,811)	(7,239,354)
Cash flows from investing activities:
Purchase of in-process research and development assets	(543,186)	(525,000)
Net cash used in investing activities	(543,186)	(525,000)
Cash flows from financing activities:
Proceed from sale of common stock from 2023 Private Placement, net of offering costs	24,084,805	-
Proceeds from issuance of common stock upon IPO, net of offering costs	14,250,311	-
Payment of deferred financing costs related to the IPO	-	(113,883)
Proceeds from the issuance of convertible promissory notes	-	10,468,970
Payment of debt issuance costs	-	(997,367)
Proceeds from the exercise of stock options	89,947	158
Net cash provided by financing activities	38,425,063	9,357,878
Net increase in cash and cash equivalents	26,693,066	1,593,524
Cash and cash equivalents as of beginning of the year	5,933,702	4,340,178
Cash and cash equivalents as of end of the year	$32,626,768	$5,933,702

Supplemental disclosures of non-cash financing activities:
Conversion of convertible preferred stock upon IPO	$8,793,637	$-
Conversion of convertible promissory notes upon IPO	$12,965,480	$-
Subscription receivable related to warrant exercise	$11,250	$-
Financing costs related to the 2023 Private Placement in accrued expenses	$86,940	$-
Financing costs related to the 2023 Private Placement in accounts payable	$44,978	$-
Deferred financing costs related to the IPO in accrued expenses	$-	$1,003,408